Registration No. 333-248216

As filed with the Securities and Exchange Commission on July 21, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eureka Homestead Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	83-4051300
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1922 Veterans Memorial Blvd.

Metairie, Louisiana 70005

(Address of Principal Executive Offices)

Eureka Homestead Bancorp, Inc. 2020 Equity Incentive Plan

(Full Title of the Plan)

Copies to:

Mr. Alan T. Heintzen	Steven Lanter, Esq.
Chief Executive Officer	Luse Gorman, PC
Eureka Homestead Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
1922 Veterans Memorial Boulevard	Washington, DC 20015
Metairie, Louisiana 70005	(202) 274-2000
(504) 834-0242
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

DEREGISTRATION OF SHARES

Eureka Homestead Bancorp, Inc. (the “Company”) is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-248216) (“Registration Statement”) to deregister all of the shares of common stock, $0.01 par value, and related stock options therefor, registered under the Registration Statement that remain unissued under the Eureka Homestead Bancorp, Inc. 2020 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on July 21, 2022.

EUREKA HOMESTEAD BANCORP, INC.
By:	/s/ Alan T. Heintzen
Alan T. Heintzen
Chief Executive Officer and Chairman of the Board
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Alan T. Heintzen	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 21, 2022
Alan T. Heintzen

/s/ Cecil A. Haskins, Jr.	President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2022
Cecil A. Haskins, Jr.

/s/ Creed W. Brierre, Jr.	Director	July 21, 2022
Creed W. Brierre, Jr.*

/s/ Patrick M. Gibbs	Director	July 21, 2022
Patrick M. Gibbs*

/s/ Nick O. Sagona, Jr.	Director	July 21, 2022
Nick O. Sagona, Jr.*

/s/ Robert M. Shofstahl	Director	July 21, 2022
Robert M. Shofstahl

/s/ Wilbur A. Toups, Jr.	Director	July 21, 2022
Wilbur A. Toups, Jr.*

*	Pursuant to a Power of Attorney dated August 21, 2020, contained on the signature page of the Form S-8 Registration Statement filed by the registrant on August 21, 2020.